SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):      December 17, 2003

                             The CattleSale Company
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          (Exact name of registrant as specified in its charter)
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        Delaware                   001-07636               74-1605174
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(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
of Incorporation)                                         Identification
                                                             No.)


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9901 IH-10 West, Suite 800, San Antonio, Texas   78230-2292
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Address of Principal Executive Offices)          (Zip Code)
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Registrant's telephone number, including area code:   210-558-2898
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Item 5---Other Events--

The Company announced that Asher B.Edelman has resigned from the Company's Board of Directors, effective December 10, 2003. Mr. Edelman joined the Company's Board of Directors as its Chairman in March 1985. In February 1993, he became the Company's Chief Executive Officer. Mr.Edelman had served in both capacities until the acquisition of The CattleSale Company in February, 2003, at which time Mr.Edelman became Vice Chairman of the Board and the Chairman of the Company's Executive Committee. Mr.Edelman has resigned from all of the above referenced positions.

In addition, the Company announced that Mr. Joshua J. Angel also resigned from the Company's Board of Directors effective December 9, 2003. Mr. Angel has served on the Company's Board of Directors since December 2000 and has been a member of the Company's Audit Committee.

The Company is in the process of filling its remaining two Board of Director vacancies.